QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Auditor

Ranger Energy Services, Inc.
Houston, Texas

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 9, 2017, relating to the financial statements of Bayou Workover Services which are contained in the Registration Statement on Form S-1 of Ranger Energy Services, Inc. (File No. 333-218139), as amended, which is incorporated by reference in this Registration Statement on Form S-1.

        We also consent to the reference to us under the caption "Experts" in the prospectus incorporated by reference in this Registration Statement.

/s/ BDO USA, LLP

Houston, Texas
August 10, 2017

QuickLinks

  Exhibit 23.2
Consent of Independent Auditor